    As filed with the Securities and Exchange Commission on October 26, 1995
                                                        Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               NEOGEN CORPORATION
             (Exact name of registrant as specified in its charter)

        MICHIGAN                                             38-2367843
(State or other jurisdiction of                 (I.R.S. Employer Identification No.)
incorporation or organization)

                               620 Lesher Place
                           Lansing, Michigan  48912
                                (517) 372-9200
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                 -----------
                                  Copies to:
                               LON M. BOHANNON
                               620 Lesher Place
                           Lansing, Michigan  48912
                                (517) 372-9200
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  ----------
                                  Copies to:
                             DONALD J. KUNZ, ESQ.
                      Honigman Miller Schwartz and Cohn
                         2290 First National Building
                           Detroit, Michigan  48226
                                (313) 256-7800
                                 -----------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                                 -----------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________ [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______ [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


  Title of each class of                         Proposed maximum        Proposed maximum
   securities to be             Amount to be      offering price        aggregate offering       Amount of
      registered                 registered         per share              price               Registration Fee *
 Common Stock,                    39,933            $6.75                 $269,548.00             $100.00
 $.16 par value

  *  Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices for the Common Stock as reported on the Nasdaq National Market on October 23, 1995, pursuant to Rule 457(c).
                                 ----------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to the securities has been filed with the Securities Exchange Commission. These securities may not sold nor may offers to buy be accepted prior to the time the registration statement become effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED OCTOBER 26, 1995

                               NEOGEN CORPORATION

                                 39,933 SHARES

                                 COMMON STOCK

         The 39,933 shares of Common Stock ("Common Stock") of Neogen Corporation ("Neogen" or the "Company") offered hereby are being offered by the Selling Shareholder described in this Prospectus under "Selling Shareholder."

         The Company's Common Stock is included for trading on the Nasdaq National Market under the symbol "NEOG." On October 23, 1995, the last reported sale price for the Common Stock was $6.75.

                             _____________________

                    THE COMMON STOCK OFFERED HEREBY INVOLVES
       A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                             _____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                      Underwriting Discounts               Proceeds to Selling
  Price to Public                     and Commissions                      Shareholder
  Market (1)                          Customary (2)                        Net (3) (4)

(1) The shares of Common Stock offered hereby by the Selling Shareholder will be offered at either prevailing market prices from time to time or at negotiated prices; therefore, the Price to Public cannot be determined at this time.
(2) There is no underwriter. It is anticipated, however, that the broker-dealers with whom the Selling Shareholder places its shares will receive the usual and customary brokerage commissions in connection with the sale of the securities. The amount of any such commissions, which will be paid by the Selling Shareholder, cannot be determined at this time.
(3) These securities are offered on behalf of the Selling Shareholder. See "Selling Shareholder." Although the Company will be repaid the principal amount of $124,990.29 owed to it, with interest, by the Selling Shareholder from the proceeds of the offering, no proceeds from the offering of such securities will be paid directly by purchasers of such securities to the Company.
(4) All proceeds are before deduction of the total expenses of this Offering, including legal, accounting, and printing expenses, which are estimated to be approximately $30,000, and will be borne by the Selling Shareholder.
               The date of this Prospectus is ___________, 1995.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Material filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Company's Common Stock is listed on the Nasdaq National Market.

         The Company has filed with the SEC in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any documents filed with, or incorporated by reference in, the Registration Statement as exhibits are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of the applicable documents filed with the SEC. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

         1.      Annual Report on Form 10-KSB for the fiscal year ended May 31,
                 1995.

         2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year ended May 31, 1995, including the Company's Form 10-QSB for the quarter ended August 31, 1995.

         3. The description of the Company's Common Stock included under the caption "Description of Capital Stock" on pages 24 through 26 of the Company's Prospectus, dated August 23, 1989, filed with the SEC pursuant to the Securities Act as part of its Registration Statement on Form S-18 (File No. 33-29844C) effective August 23, 1989 (the "Registration Statement") and incorporated by reference into the Company's Registration Statement on Form 8-A effective November 24, 1989 and filed with the SEC pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by Neogen pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statements contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents. Such requests should be directed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912; telephone (517) 372-9200.

                                  THE COMPANY

         Neogen Corporation (the "Company") develops, manufactures and markets products used to control residues or improve quality for the agriculture, pharmacologics, food and environmental industries. The Company's products are used by agricultural producers, food processors, laboratories and major pharmaceutical companies.

         The Company has three primary product lines through which it conducts its business. The Company's diagnostics product line includes test kits to detect harmful natural toxins, pesticides, and microorganisms. This product line also includes test kits for detection of drugs of abuse in race horses and test kits used in research by universities and pharmaceutical companies. Test kits to detect plant diseases in ornamental plants, turf grasses, and horticulture crops are also part of the diagnostics product line.

         The Company's predictive instrument line consists primarily of the EnviroCaster(R). The EnviroCaster is used to monitor environmental conditions and predict the onset of diseases or emergence of insects. This allows producers to more safely and precisely apply plant chemicals often resulting in a reduction of chemical usage. The EnviroCaster can also be used to help regulate irrigation.

         The "Ideal Instrument" line of veterinary instruments is aimed principally at more precise and accurate delivery of animal health products such as antibiotics and vaccines. This permits the reduction of potential residues in meat and milk, while improving animal production efficiency.

         Neogen was formed as a Michigan corporation in June, 1981 and actual operations began in 1982. The Company's principal executive offices are located at 620 Lesher Place, Lansing, Michigan 48912-1595 and its telephone number is (517) 372-9200.

                                  RISK FACTORS

         A prospective investor should consider, together with the other information included in this Prospectus, the following:

        Market Risks. The Company's primary markets are associated with agricultural production. The agricultural marketplace is cyclical, and is dependent upon many factors outside of the Company's control, including weather conditions and worldwide political developments. A downturn in the agricultural marketplace could adversely affect the Company's sales.

        New Product Development Risks. The Company is currently developing several new products. There can be no assurance that the Company will successfully develop these products, that the products will be developed timely to meet market demand, or that the market has been properly identified. If the Company expends substantial resources in developing an unsuccessful product, the Company's financial condition may be adversely affected.

        Uncertain Market Demand. Several of the Company's products have been introduced to the marketplace only recently. There can be no assurance that sales will increase or that the Company has accurately predicted market demand. If the Company's market projections are inaccurate, its products may not be commercially viable.

         Potential Acquisitions. The Company's current growth strategy includes efforts to acquire other companies or product lines synergistic to Neogen's current products and marketing efforts. Although the Company has personnel experienced in mergers and acquisitions, there can be no assurance the Company will be successful in identifying appropriate products or companies for acquisition or in making any acquisitions. There can be no assurance that acquisitions, if consummated, will result in increased sales or profitability.

        Competition. The Company's products are in rapidly evolving fields in which developments are expected to continue at a fast pace. Technological competition from other companies is expected to increase. Acquisitions of competing companies by large agricultural firms could enhance such competitors' resources. In addition, there can be no assurance that developments by others will not render the Company's products or technologies noncompetitive.

        Patents, Trade Secrets and Licenses. The Company has developed and intends to continue to develop confidential, proprietary technologies which constitute trade secrets. The Company has applied for patents to protect certain aspects of its technology. As deemed appropriate by management, Neogen will make patent applications in the future as technologies are developed. However, patent protection may not be sufficient to protect completely the Company's proprietary rights. Although the Company has been awarded several patents, there is no assurance that patents will issue on pending or future applications. Furthermore, much of the technology used by the Company is subject to agreements pursuant to which third parties receive royalties. If the Company is unable to obtain patent protection for its new technologies, or if the Company loses its exclusive technology licenses, the Company's operations may be adversely affected.

         Future Capital Requirements. There can be no assurance that the Company will not require additional capital in the future. Historically, as the Company has grown, it has required periodic infusions of capital. If the Company is unable to obtain needed financing, its financial stability may be jeopardized.

         Marketing and Manufacturing Needs. The Company intends to significantly increase the volume of its marketing operations. If such marketing efforts are successful, the Company will be required to significantly increase its production capacity. There can be no assurance that such marketing efforts will be successful or that the Company will be able to successfully increase production at a rate sufficient to fill orders on a timely basis. If the Company is unable to increase its production capacity as needed, revenues may be adversely affected.

         Dependence on Key Employees. Neogen's success depends on several key employees, the loss of any of whom could adversely affect Neogen's performance. Neogen maintains certain incentive plans for its key employees, and most of these employees have been with Neogen in excess of three years. However, Neogen has not executed long-term employment agreements with any of its employees, and does not expect to do so in the foreseeable future.

        Product Liability and Insurance. The use of the Company's products entails a risk of adverse effects which could expose the Company to product
liability claims.   Although the Company currently maintains product liability insurance, there can be no assurance the Company will be able to continue to obtain such insurance on acceptable terms, or that such insurance will provide adequate coverage against all potential claims.

         Possible Volatility of Stock Price. Factors such as quarterly fluctuations in results of operations and announcements of new products by the Company or by its competitors may cause the market price of the Company's securities to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the securities of technology companies in particular, have experienced extreme price fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Company's securities.

                                USE OF PROCEEDS

         Although the Company will be repaid the principal amount of $124,990.29, with interest, owed to it by the Selling Shareholder from the proceeds of the offering, the Company will not directly receive from purchasers of the securities any of the proceeds from the sale of shares of Common Stock offered hereby by the Selling Shareholder. The amounts received by the Company in repayment of the Selling Shareholder's loan will be used by the Company for working capital purposes.

                                DIVIDEND POLICY

         The Company has not paid any cash dividends on its Common Stock. The Company currently expects that it will retain any earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

                        DETERMINATION OF OFFERING PRICE

         The offering price of the securities offered hereby by the Selling Shareholder may be based either on the market price of such securities on the Nasdaq National Market as it may exist from day to day during the offering period or may reflect a negotiated price.

                              SELLING SHAREHOLDER

        The following entity (the "Selling Shareholder") is selling the number of shares of Common Stock set forth in the second column opposite its name (the "Offering"). The information contained in this table is presented as of the date of this Prospectus and is provided to the best knowledge of the Company. The Selling Shareholder has not held any position or office or had any other material relationship with the Company within the past three years. The Common Stock offered pursuant to this Prospectus may be offered from time to time by the Selling Shareholder named below or its nominees. The Selling Shareholder is under no obligation to sell all or any portion of such shares immediately under this Prospectus. The Selling Shareholder will repay a loan to the Company, and will reimburse the Company for certain expenses, out of the proceeds from the sale of the shares of Common Stock offered by the Selling Shareholder, pursuant to the terms of the Loan and Registration Rights Agreement (as defined herein).

                                                                                        AMOUNT AND
                                                                                         PERCENTAGE
                                                                                      (IF 1% OR MORE)
                                    SHARES OWNED                                      OF SHARES OWNED
NAME                              PRIOR TO OFFERING         SHARES OFFERED              AFTER OFFERING
----                              -----------------         --------------           -------------------
Asia/Pacific Strategic            39,933 shares             39,933 shares                         *
Bioventures, Inc. (1)

__________________________________
* Because the Selling Shareholder may offer all or a portion of its shares of Common Stock pursuant to this Prospectus, and because this Offering is not being underwritten on a firm commitment basis, there can be no assurance as to the amount of Common Stock that will be held by the Selling Shareholder following the consummation of this Offering.

(1) On August 24, 1992, the Company issued a Common Stock Purchase Warrant (the "Warrant") to Asia/Pacific Strategic Bioventures, Inc. ("Asia/Pacific"), to purchase 39,933 shares of Common Stock (the "Warrant Shares") (without giving effect to antidilution adjustments) at an aggregate exercise price of $124,990.29, or $3.13 per share.
         The Warrant was exercisable until August 24, 1995. On August 23, 1995, the Company entered into an Agreement, as amended, with Asia/Pacific to extend the exercise period of the Warrant until December 15, 1995 and to loan funds to Asia/Pacific to enable Asia/Pacific to exercise the Warrant (the "Loan and Registration Rights Agreement"). The loan bears interest at the rate of 10% per annum and is secured by a pledge of the Warrant Shares. Under the terms of the Loan and Registration Rights Agreement, the Company will release from the pledge 23,000 Warrant Shares to enable Asia/Pacific to sell such shares. The proceeds from the sale of the 23,000 Warrant Shares will be paid to the Company and will be applied first to the loan and any accrued interest, and thereafter to any fees and expenses incurred by the Company in connection with the registration of the Warrant Shares. The Company will release the balance of the Warrant Shares within 30 days of repayment in full of the loan, including accrued interest, and all fees and expenses incurred by the Company in connection with the registration of the Warrant Shares. Pursuant to the Loan and Registration Rights Agreement, the Company has agreed to indemnify Asia/Pacific against certain liabilities, including liabilities under the Securities Act. Asia/Pacific has agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock offered pursuant to this Prospectus are being offered on behalf of the Selling Shareholder. The Selling Shareholder will repay a loan to the Company, and will reimburse the Company for certain expenses, out of the proceeds from the sale of the shares of Common Stock offered by the Selling Shareholder, pursuant to the terms of the Loan and Registration Rights Agreement. See "Selling Shareholder."

         The sale of the shares of Common Stock by the Selling Shareholder may be effected in transactions on the Nasdaq National Market, in negotiated transactions, or by a combination of such methods of sale. The shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the shares directly to purchasers or through underwriters or broker-dealers who may act as agents or principals. Such underwriters and broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the shares for whom such underwriters or broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular underwriter or broker-dealer may be in excess of customary compensation). Introducing brokers may act as broker-dealers on behalf of the Selling Shareholder in connection with the offering of certain of the shares by the Selling Shareholder. The Selling Shareholder and any underwriter or broker-dealer who acts in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

         Under applicable rules and regulations under the 1934 Act, any person engaged in a distribution of the shares of Common Stock may not simultaneously engage in market marking activities with respect to such shares for a period of nine business days prior to the commencement of such distribution, except under certain limited circumstances. In addition to, and without limiting the foregoing, the Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Shareholder and any other such shareholders.

         The Company will be reimbursed by the Selling Shareholder for all expenses incident to the registration, offering and sale of the shares of Common Stock to the public. The Selling Shareholder will be responsible for any commissions or discounts of underwriters, broker-dealers or agents.

         An investor may only purchase the shares of Common Stock being offered hereby if such shares are qualified for sale or are exempt from registration under the applicable state securities laws of the state in which such prospective purchaser resides. The Company has not registered or qualified the shares under any state securities laws and, unless the sale of shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such shares to an investor may not be effected until such shares have been registered or qualified with applicable state securities authorities.

                                 LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226.

                                    EXPERTS

         The consolidated financial statements incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995 have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                               TABLE OF CONTENTS

                                                                     PAGE


Available Information . . . . . . . . . . . . . . .. . . . . . . . .   2
Incorporation of Certain Documents By Reference . .. . . . . . . . .   2
The Company . . . . . . . . . . . . . . . . . . . .. . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . . . . . . .. . . . . . . . .   5
Use of Proceeds . . . . . . . . . . . . . . . . . .. . . . . . . . .   7
Dividend Policy . . . . . . . . . . . . . . . . . .. . . . . . . . .   7
Determination of Offering Price . . . . . . . . . .. . . . . . . . .   7
Selling Shareholder . . . . . . . . . . . . . . . .. . . . . . . . .   7
Plan of Distribution  . . . . . . . . . . . . . . .. . . . . . . . .   8
Legal Matters . . . . . . . . . . . . . . . . . . .. . . . . . . . .   9
Experts . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .  10

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses payable by the Selling Shareholder in connection with the issuance and distribution of the shares of Common Stock being registered hereby are estimated to be as follows:


Securities and Exchange Commission Registration Fee . . . . . . . . . . . . . . . . . .         $      100.00
Printing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    1,000.00
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    5,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $   20,000.00
Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    3,900.00

                                                   TOTAL  . . . . . . . . . . . . . . .         $   30,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Articles of Incorporation of the Company so limit the liability of directors. The Company's Bylaws also provide for indemnification of directors and executive officers.

         Section 12 of the Company's Articles of Incorporation provides that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         (i) any breach of the director's duty of loyalty to the corporation or its shareholders;

         (ii) act or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; or

         (iv) any transaction from which the director derived any improper personal benefit.

         Article XI of the Company's Bylaws relating to indemnification of officers and directors generally provides that the Company's officers, directors and employees will be eligible for indemnification to the fullest extent permitted by applicable law.

ITEM 16. EXHIBITS

a.       Exhibits         Description of Document

         5 Opinion and consent of Honigman Miller Schwartz and Cohn as to the legality of the shares of Common Stock being registered. *

         23(a)            Consent of BDO Seidman, LLP.

         23(b) Consent of Honigman Miller Schwartz and Cohn (contained in the opinion filed as Exhibit 5 hereto). *

         24 Power of Attorney of Officers and Directors of Registrant (contained at pages II-4 and II-5 of this Registration Statement).

         ___________________________
         *  To be filed by amendment.

ITEM 17. UNDERTAKINGS

         The Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The Registrant hereby undertakes that it will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lansing, Michigan on the 26th day of October, 1995.

                           NEOGEN CORPORATION



                           By:   /s/James L. Herbert
                              -------------------------------------
                                    James L. Herbert, President and
                                    Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints James L. Herbert and Lon M. Bohannon, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of October, 1995.

Signature                                          Title                                      Date
---------                                          -----                                      ----
/s/James L. Herbert                          President, Chief Executive                October 5, 1995
----------------------------------             Officer, Director (Principal
James L. Herbert                               Executive Officer)



/s/Lon M. Bohannon                           Vice President of Administration,         October 5, 1995
----------------------------------             Chief Financial Officer
Lon M. Bohannon                                (Principal Financial and
                                               Accounting Officer)


/s/Herbert D. Doan                           Chairman, Board of Directors              October 5, 1995
----------------------------------
Herbert D. Doan


/s/Thomas H. Reed                            Director                                  October 5, 1995
----------------------------------
Thomas H. Reed


/s/Robert M. Book                            Director                                  October 5, 1995
----------------------------------
Robert M. Book


/s/Jack Parnell                              Director                                  October 5, 1995
----------------------------------
Jack Parnell


/s/Bruce Papesh                              Secretary and Director                    October 5, 1995
----------------------------------
Bruce Papesh


/s/Gordon E. Guyer                           Director                                  October 5, 1995
----------------------------------
Gordon E. Guyer


/s/Roland M. Hendrickson                     Director                                  October 5, 1995
----------------------------------
Roland M. Hendrickson



                                EXHIBIT INDEX
                                -------------


        Exhibits                Description of Document
        --------                -----------------------
        5                       Opinion and consent of Honigman Miller Schwartz
                                and Cohn as to the legality of the shares of
                                Common Stock being registered. *

        23(a)                   Consent of BDO Seidman, LLP.

        23(b)                   Consent of Honigman Miller Schwartz and Cohn
                                (contained in the opinion filed as Exhibit 5 hereto). *

        24                      Power of Attorney of Officers and Directors of
                                Registrant (contained at pages II-4 and II-5 of this Registration Statement).

        -----------------

        * To be filed by amendment.